Yadkin Valley Financial Corporation Sterne Agee Financial Institutions Investor Conference February 11-13, 2013 Joe Towell, President & CEO Mark DeMarcus, Executive VP & COO Jan Hollar, Executive VP & CFO 1

Forward-Looking Statements and Other Cautionary Information Certain statements included in this presentation, other than statements of historical fact, are forward-looking statements (as such item is defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward- looking statements. These forward-looking statements include, among others, statements regarding (1) our belief we have identified all of our problem assets, (2) our ability to maintain our liquidity position, (3) our net interest margin, (4) our growth opportunities and ability to capitalize on them, and (5) our ability to implement cost savings initiatives to improve efficiency. These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include (i) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (ii) the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (iii) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (iv) changes in political conditions or the legislative or regulatory environment, including the effect of recent financial reform legislation on the banking industry; (v) timing and impact of potential future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; and (vi) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on our company. Additional factors could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. This presentation is not all-inclusive and does not purport to contain all of the information that you may desire, or should consider, in determining whether to make an investment in us. You must conduct and rely upon your own evaluation of us and the terms of the investment, including the merits and risks of purchasing our equity interests. We are not making any representations or warranties regarding the accuracy or the completeness of the information set forth herein. In addition, no representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of this investment or with respect to any benefits that may accrue to you upon making an investment in us. You should not consider the contents of this presentation, or any prior or subsequent communications from us regarding a potential investment as legal, business financial, investment or tax advice. We urge you to consult your own advisors regarding the risks and consequences related to your potential investment. The information contained in this presentation is confidential and should not be used by you for any purpose other than evaluating a potential investment in us and may not be disclosed by you to any other person other than your advisors assisting you with the evaluation of such investment. 2

Franchise Overview 3 NC SC Raleigh Fayetteville Greensboro High Point Asheville Columbia Charleston Rock Hill Charlotte YAVY Branches (34) Retail Mortgage Offices (6) Source: SNL Financial, Company documents and MapInfo Financial data as of or for the quarter ended 12/31/2012; Market data as of 10/4/2012 *Calculated using average price during the month of January 2013 Bank Branch Brands: Corporate Overview • Headquarters: Elkin, NC • Executive Offices: Statesville, NC • Founded: 1968 • Distribution Network: 31 (NC), 3 (SC) • Assets: $1.9 billion • Loans: $1.3 billion • Deposits: $1.6 billion • Market Capitalization: $145.9 million • Price/Tangible Book: 0.94x*

Exceptional Franchise

North Carolina Deposit Market Share

Institution	Branches	Total Deposits ($000)	Market Share
1 Bank of America Corp.	185	168,201,707	49.22
2 BB&T Corp.	366	51,839,146	15.17
3 Wells Fargo & Co.	333	47,204,563	13.81
4 First Citizens BancShares Inc.	265	12,712,490	3.72
5 PNC Financial Services Group Inc.	173	9,456,300	2.77
6 SunTrust Banks Inc.	188	7,088,226	2.07
7 First Bancorp	82	2,520,676	0.74
8 Capital Bank Financial Corp.	53	2,352,848	0.69
9 BNC Bancorp	27	2,272,244	0.66
10 Fifth Third Bancorp	61	2,173,108	0.64
11 FNB United Corp.	63	2,043,657	0.60
12 Piedmont Cmnty Bk Hldgs Inc.	45	1,664,959	0.49
13 Square 1 Financial Inc.	1	1,641,557	0.48
14 Yadkin Valley Financial Corp.	**31**	**1,576,141**	**0.46**
15 HomeTrust Bancshares Inc	20	1,472,363	0.43
16 NewBridge Bancorp	31	1,452,441	0.42
17 Southern BancShares (N.C.) Inc.	56	1,318,507	0.39
18 Fidelity BancShares (N.C.) Inc.	64	1,237,388	0.36
19 Park Sterling Corp.	18	972,739	0.28
20 United Community Banks Inc.	21	918,518	0.27
Other Market Participants (94)	***621***	***21,641,537***	***6.33***
Market Total	***2,704***	***341,761,115***	***100.00***

Strong Demographic Footprint



Raleigh/Durham MSA
Projected Population Growth: 10.8%
Charlotte MSA
Projected Population Growth: 8.80%
Proj. Pop. Growth 2011-2016 (%)
> 10.0%
5.0 – 10.0
3.4 – 5.0
< 3.4
YAVY

Yadkin Valley Financial Corporation

Source: SNL Financial and MapInfo

Note: Deposit data as of 6/30/2012; Pro forma for recently completed and announced transactions

Note: Deposit market share excludes money center branches of BAC, WAC and BBT

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Management’s Strategic Plan 1. Tight focus on credit 2. Net interest margin improvement 3. Improved profitability and expense reduction 4. Maintain strong capital position 5. Generate shareholder value 5

Recent Events • Treasury auctioned YAVY TARP to private investors in September 2012 • Raised $66 million in common equity – $45 million PIPE – $21 million TARP conversion to common 6

Classified Asset Disposition • Used proceeds from capital raise to dispose of $49 million in substandard loans and OREO through sales, and took additional write downs of $14 million. Additional $1 million in OREO to be auctioned during Q1 2013 • Plan is complete pending culmination of OREO auction • Accomplished goal to significantly reduce YAVY’s risk profile and unlock profitability 7

Aggressive Credit Management • Classified asset ratio decreased from over 100.0% to 30% as of Q4 2012 8 Source: SNL Financial and Company documents Dollars in thousands 82% 72% 65% 61% 30% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Adversely classified assets Adversely classified ratio Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Classified loans $ 133,040 $ 113,035 $ 101,313 $ 96,533 $ 49,813 OREO $ 24,966 $ 28,751 $ 25,573 $ 22,294 $ 8,738 Classified assets $ 158,006 $ 141,786 $ 126,886 $ 118,827 $ 58,551

Core Deposit Improvement 9 Source: Company documents Note: Core deposits are defined as total deposits minus time deposits 34.0% 39.9% 43.6% 44.9% 47.3% 49.4% 50.4% 51.2% 52.2% 55.1% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Core Deposit Trends Total Core Deposits Core as % of Total Deposits

Attractive Valuation 10 Source: SNL Financial Financial data as of or for the quarter ended 12/31/2012; Market data as of 2/5/2013; YAVY current calculated using average price during January 2013 (1) Includes nationwide banks and thrifts with assets between $1.0 and $5.0 billion and NPA/Loans+OREO < 4.00% and TCE/TA > 6.50% Price / Tangible Book Value (x) 0.85 0.9 0.95 1 1.05 1.1 1.15 YAVY Current Nationwide Banks 0.94x 1.09x (1)

Financial Performance Targets & Goals • Financial Performance Targets (2-3 years) – Net interest margin above 4.00% • Near term 3.55% - 3.65% – Operating efficiency ratio in mid-50s • Near term 65% – ROA greater than 1.00% • Near term 0.75% – Tangible Common Equity – 7.5% - 8.0% 11

Earnings Levers Net Interest Margin Improvement • Deposit mix improvement • Deposit costs / repricing opportunities • Redeploy excess liquidity • Loan growth – projected 2-3% in 2013 Significant Reduction in Credit Costs • Provision and OREO related expenses will dramatically decrease beginning in Q1 2013 • Noninterest expenses will decrease due to a reduced problem asset base and associated administrative costs • YAVY will gradually be able to redeploy loan sale proceeds, increasing aggregate net interest income Fee Income • Mortgage is running at 45-50% purchase money per quarter with continued footprint expansion • Invested in staff and infrastructure during the credit cycle - now ready to deploy that capacity for production • Growth plans in brokerage and other fee income sources • YAVY’s continual shift from CDs to core deposits creates a more bankable client base 12

Investment Thesis • Significant earnings potential • Proven management execution on strategic goals • Credit clarity • Strong growth potential • Substantial franchise value • Attractive valuation 13

Appendix Detail • Management • Market • Credit • Finance 14

MANAGEMENT 15

Management Team Chronology • Board appointed Joe Towell President and COO in August 2010 • Joe Towell assembled management team and began developing strategic plan – Jan Hollar, CFO – Mark DeMarcus, COO – Ed Shuford, CCO • Joe Towell appointed CEO in February 2011 • Strategic plan execution – Late 2010, consolidated 8 branches – Late 2010 through 2011, displaced 175 employees – Mid-2011, exited wholesale mortgage business – Consolidated 5 regions to 2 in late 2011 – Implemented retail sales model in early 2012 • Strategic plan continues to be refined and implemented 16

Executive Management

Name/Position	Experience (Banking/YAVY)	Previous Experience
Joseph H. Towell *President & CEO*	34/4	Most notably with Yadkin Valley Bank, Putnam Investments, and First Union National Bank. Proven executive leadership track record as well as a strong credit/risk management background. Broad range of financial services experience along with seasoned management skills.
Jan H. Hollar *EVP & CFO*	34/3	Experience in all areas of community bank finance and risk, most notably at blueharbor bank, Scottish Bank, and First Charter. Career highlighted by successful integration of merger partners as well as efficient reengineering of finance teams. Maintains current CPA credentials.
Wm. Mark DeMarcus *EVP & COO*	27/4	Most notably with Wachovia in significant commercial and consumer leadership roles. Successful orchestrator of all business development and service delivery activities resulting in profit building.
Edwin H. Shuford *EVP & CCO*	25/9	Most notably with Farm Credit, First Citizens, and High Country Bank. Proven credit management skills and successful development of sound internal underwriting processes. Maintains current CPA credentials.

YADKIN VALLEY FINANCIAL CORPORATION

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Joe Towell President & CEO Mark DeMarcus Chief Operating Officer Lisa Rogers Mortgage Director Kristi Eller Chief Information Officer Rick Patterson Chief Banking Officer Ed Marxen Western Regional President George Searle Southern Regional President Jan Hollar Chief Financial Officer Ed Shuford Chief Credit Officer Laura Blalock Human Resources Director YAVY Management Team 18

MARKET 19

Retail Banking Strategy • Key goals – Growth of business HH, specifically C&I and Small Business – Increase core deposit funding of bank – Increase cross sale across commercial and consumer base – Advance customer engagement and loyalty • Market segmentation based on: – Market penetration – Market opportunity • Resulting in specific target markets – Commercial target customers: operating companies, P.A.s, healthcare, agri-business, and retail small business (SBA & USDA) – Consumer target customers: Upper/Middle Family Lifecycle 20

Market Growth Potential: Loans • Franchise growth outpaces state and national projections – YAVY*: 3.77% – North Carolina: 3.04% – U.S.: 2.77% • Commercial loan growth opportunities are significantly higher – YAVY*: 6.63% – North Carolina: 5.85% – U.S.: 5.46% • Consumer loan growth opportunities – YAVY*: 1.78% – North Carolina: 1.45% – U.S.: 0.96% 21 *YAVY Defined Market Area (DMA) includes areas within 3 miles of financial centers Source: Fiserv Bank Intelligence: Nielsen Claritas, Acxiom, IHS Global Insight

YAVY Outpaces State and National Projections 22 YAVY Defined Market Area (DMA) includes areas within 3 miles of financial centers Source: Fiserv Bank Intelligence: Nielsen Claritas, Acxiom, IHS Global Insight 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% Franchise loan growth Commercial loan growth Consumer loan growth Market Growth Potential: Loans YAVY North Carolina United States

Specific Market Growth Opportunities • Commercial & Industrial lending – Within the YAVY footprint, this business segment has projected growth approximately 80 bps higher than the US and 60 bps higher than NC (YAVY: 2.17%, NC: 1.62%,US: 1.34%) – Lending staff has broad skill set; successful shift away from CRE over last two years to focus efforts on operating companies and C&I lending – now have more than 30 C&I bankers across the footprint, and 34 consumer/small business bankers 23 Source: Fiserv Bank Intelligence: Nielsen Claritas, Acxiom, IHS Global Insight

Specific Market Growth Opportunities • Agri-business (one of the largest industries in North Carolina) – Within the YAVY footprint, this business segment has projected growth approximately 160 bps higher than the U.S. and NC (YAVY: 0.61%, NC: -1.03%, U.S.: -1.01%). – 30% of our commercial bankers have deep knowledge of this niche industry – Chief Credit Officer leadership and expertise • Undergraduate degree in Agri-business from NC State University • More than half of his 25-year career spent in agri-business lending at Farm Credit and First Citizens Bank 24 Source: Fiserv Bank Intelligence: Nielsen Claritas, Acxiom, IHS Global Insight

Loan Production Focus • C&I average production - $20.2 million/quarter* – 27% of total production in 2012 • Owner Occupied CRE average production - $15.6 million/quarter* – 21% of total production in 2012 • Consumer average production - $9.9 million/quarter* – 13% of total production in Q2 2012 25 * In 2012

Consumer Target Markets • Projected consumer deposit growth in YAVY franchise – YAVY*: 2.70% – North Carolina: 2.37% – U.S.: 1.80% • Target customers: Upper/Middle Family Lifecycle – Strongest correlation between growth and profitability – Segment requires superior technology, which aligns with Bank’s offerings – Varying financial needs – insurance and investment services to credit cards and mortgages 26 * YAVY Defined Market Area (DMA) includes areas within 3 miles of financial centers Source: Fiserv Bank Intelligence: Nielsen Claritas, Acxiom, IHS Global Insight

Mortgage Overview • Mortgage Model – Shifted model from predominantly wholesale to retail – built on exceptional service – Focus on Carolinas footprint – Centralized operations in Greensboro with ample capacity for growth – Focus on purchase, less dependent on the refinance market • YAVY purchase fundings average 45% of all mortgage activity on a monthly basis – Currently represents 7.5% of company’s total revenue – 16 in-branch MLOs – 25 MLOs in 6 standalone offices across Carolinas • Servicing book of $275MM 27

Mortgage Footprint 28

Mortgage Growth Opportunity in YAVY Markets 29 Source: Projections based on MBA forecasts as of 01/15/2013 $0 $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 $70,000,000 Q2 2012 Actual Q3 2012 Actual Q4 2012 Actual Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Purchase Refinance Reverse

Brokerage/Insurance • MainStreet Investments/Piedmont Insurance – MainStreet • $155 million Assets Under Management • $1.4mm in revenue 2011, $1.5mm in 2012 • 5 Financial Advisors across 34 offices • Plans to expand to 11 FAs and hire broker manager during 2013 – Piedmont Insurance • 1 licensed agent offering primarily consumer insurance through branch and mortgage referrals • $50m total revenue • Wealth Management/Private Banking – Late 2013/early 2014 opportunity 30

Investments in Infrastructure • Credit – Centralized financial analysis, documentation prep, post-close review, spreading, risk management, and credit risk review • Staff and software in place to facilitate growth in C&I, consumer lending • Electronic Delivery – Launched new and improved online products and services • Online banking (consumer/small business) • Online Cash Management (commercial) • Interactive website • Mobile Banking • Enhanced Account-to-Account and transfer capabilities – Refresh of entire ATM fleet, adding deposit automation capabilities in select high-traffic markets • Employee Development – Company-wide initiative – Consultative sales and service training and standards – Focus on enhancing customer experience 31

CREDIT 32

Improved Asset Quality • Executed problem asset disposition plan during Q4 2012 – complete pending OREO auction during Q1 2013 • Significant improvement in all key metrics – NPA/Total Assets, NPL/Total Loans, Past Dues, Adversely Classified assets/Tier 1 Capital + LLR • Validated, back-tested loan loss reserve methodology and model 33

Credit Organizational Chart 34 Chief Credit Officer Director of Enterprise Risk Management Head of Credit Risk Review Credit Administration Operations Senior Lending Executive Business Lending Team Commercial Credit Underwriting Regional Credit Officers Head of Special Assets

Past Due Trends 35 Note: Dollars in thousands $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Loans 30-89 Days Past Due

Loan Portfolio Composition 36 Construction/Land Dev. 7% Residential Construction 3% Agricultural 3% 1-4 Family Residential 15% HELOC 13% Multi-Family Residential 3% Non Owner Occupied CRE 16% Owner Occupied CRE 24% Commercial & Industrial 13% Consumer & Other 3% Total Loan Portfolio as of 12/31/12: $1.3 billion

OREO Detail 37 • Experienced and seasoned Special Assets group manages OREO portfolio • Property selling at approximately 48% of balance at default, and 97% of OREO balance • Total OREO as of 12/31/12: $8.7 million •OREO under contract as of 1/31/13: $3.0 million • Sold approximately $46 million of OREO from 2009-2012 • Properties marked according to current appraised values – lots and vacant land continue to pose challenges in the market •170 OREO properties to be sold at absolute auction by February 15, 2013 Residential 20% Commercial 28% Lots & Land 52%

FINANCE 38

Financial Highlights

(Dollars in Thousands)	At or for the year ended,			
	2009	2010	2011	2012
Balance Sheet				
Total Assets	2,113,612	2,300,594	1,993,188	1,923,438
Total Net Loans	1,677,538	1,613,206	1,437,610	1,312,034
Securities	183,841	298,002	330,422	343,120
Deposits	1,821,752	2,020,406	1,731,341	1,631,662
Tangible Common Equity	94,983	90,836	89,464	140,198
Balance Sheet Ratios				
Loans/Deposits (%)	92.08	79.85	83.03	80.41
TCE/TA (%)	4.52	3.97	4.50	7.30
Leverage Ratio (%)	8.35	7.15	8.28	9.23
Tier 1 Ratio (%)	9.37	9.37	10.59	12.15
Total Capital Ratio (%)	10.58	10.57	11.78	13.33
Income Statement				
Net Interest Income	63,711	64,669	62,505	60,984
Provision Expense	48,439	24,349	20,843	40,374
Non Interest Income	24,843	22,138	18,180	13,566
Non Interest Expense	124,048	63,859	67,543	66,810
Net Income	(75,057)	(12)	(14,395)	(8,674)
Profitability Ratios				
ROAA (%)	-3.96	-0.14	-0.82	-0.64
ROAE (%)	-40.49	-2.08	-12.14	-7.99
Net Interest Margin (%)	3.59	3.15	3.25	3.40
Efficiency Ratio (%)	62.26	67.93	69.28	70.56
Noninterest Inc/Operating Rev (%)	28.02	23.70	19.62	16.06
Asset Quality				
NPAs/Loans + OREO (%)	3.23	6.45	7.52	3.66
NCOs/Average Loans (%)	1.39	2.08	1.68	3.43
Reserves/ Loans (%) **	2.82	2.29	2.23	1.88
Per Share Information				
Common Shares Outstanding (Actual)	16,129,640	16,147,640	19,526,188	43,151,646
Tangible BV per Share ($)	5.89	5.63	4.58	3.25
Diluted EPS after Extraordinary ($)	(5.23)	(0.20)	(0.95)	(0.64)

YADKIN VALLEY FINANCIAL CORPORATION

Source: SNL Financial and Company documents
*** Represents loan loss reserve to total gross loans*

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